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                                                                    Exhibit 99.1
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NEWS RELEASE

Financial Contact:             Media Contact:
Douglas A. Shumate             Moss Crosby
Senior Vice President          Director of Marketing
Chief Financial Officer        256-382-3851 - phone
706-385-8189                   256-382-3890 - fax
dshumate@itcdeltacom.com       mcrosby@itcdeltacom.com
------------------------       -----------------------
www.itcdeltacom.com


          ITC/\DeltaCom to Enter Collocation and Web Hosting Business
         New Company, e/\DeltaCom, Expands Southern Telecom Provider's
                        Internet and Data Capabilities


     West Point, GA (February 28, 2000) - - ITC/\DeltaCom, Inc. (Nasdaq/NMS:
ITCD), a leading telecommunications provider in the southern United States, announced today the creation of a new company, e/\DeltaCom. The new company will enable ITC/\DeltaCom to extend and enhance its current data and Internet access products, offering customers collocation and Web server hosting services integral to operating business-critical applications over the Internet.

     During the past three years, ITC/\DeltaCom has added strategic products such as local service, and data and Internet capabilities, in addition to developing its extensive IP backbone. e/\DeltaCom represents a logical next step in ITC/\DeltaCom's IP strategy and a natural extension of ITC/\DeltaCom's overall business plan. ITC/\DeltaCom expects to invest approximately $250 million during the next 36 months to fund the development of this subsidiary.

     "We are very excited about the e/\DeltaCom initiative. This new line of business enhances our current data and Internet product offerings to existing customers, and enables the pursuit of strategic national Internet relationships with a level and quality of service in keeping with ITC/\DeltaCom's reputation for excellence," said Andrew M. Walker, vice chairman and chief executive officer.
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     e/\DeltaCom expects to leverage ITC/\DeltaCom's existing IP network assets to increase customer options and differentiate its product offerings. Additionally, an aggressive effort to create and secure strategic relationships with e-commerce enabling companies is underway, so e/\DeltaCom can also establish itself as a leading provider of dynamic, cutting-edge solutions for customers' e-business needs.

     Immediate benefits to e/\DeltaCom customers include direct integration to ITC/\DeltaCom's OC-48 IP backbone, providing customers with the high bandwidth necessary for maximum performance and fast, simple scalability. e/\DeltaCom will also enjoy a host of comprehensive security features such as multiple, diverse Internet connections; 24-hour onsite security personnel; redundant, high capacity HVAC systems; an un-interruptible power system (UPS) on dual commercial grids with multiple generators; and 24-hour onsite technical support services. Managed network services, that monitor servers and routers, track Internet traffic, perform back up and re-boot tasks and optional hot standby, geographically diverse data center facilities will also be available for customers requiring the utmost in performance and reliability.

     The newest addition to the ITC/\DeltaCom family will be headquartered in Atlanta, with regional data centers slated to open in Georgia, Florida and Texas over the next eighteen months. e/\DeltaCom is currently operating from ITC/\DeltaCom's switching and data centers in Atlanta, Georgia and Auburn, Alabama. The initial Atlanta data center and administrative facilities are expected to be complete by October, 2000.

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunication services to mid-sized and major businesses in the southern United States, and is a leading regional provider of wholesale long-haul services to other communications companies. ITC/\DeltaCom's business communication services include local exchange, long distance, enhanced data, Internet and operator services, and the sale and maintenance of customer premise equipment. The Company operates 34 branch locations in eight states, and its 10-state, approximately 8,250-mile fiber optic network reaches over 100 points of presence.
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ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern
Bell and Sprint for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states.


     Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, specifically the most recent filings which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, risks related to future growth and rapid expansion, and volatility of stock prices. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's 1998 Annual Report on Form 10-K.


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